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                                                                    EXHIBIT 23.2


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

To the Board of Directors
and Stockholders of Proxicom, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 1999, except as to the pooling of interests with ad hoc Interactive, Inc. which is as of March 26, 1999 relating to the financial statements, which appears in Proxicom, Inc.'s Registration Statement on Form S-1 (SEC File No. 333-87671).


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
McLean, Virginia
January 27, 2000